                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72583, 333-87427, 333-40652, 333-56712, 333-59786, 333-66078, 333-67446,
333-71966 and 333-85654 on Form S-3, Amendment No. 1 to Registration Statement No. 333-116510 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-76880 on Form S-3, and Registration Statement No. 333-16529, 333-34002, 333-37366, 333-59200, 333-106733, 333-117460, 333-117461, and
333-106729 on Form S-8 of Calpine Corporation of our report dated March 10, 2003 (October 21, 2003 as to paragraph two of Note 10 and March 22, 2004 as to paragraphs six and eight of Note 10), which report expresses an unqualified opinion and includes emphasis relating to the adoption of new accounting standards in 2002 and 2001 and divestitures, appearing in this Form 10-K/A Amendment No. 2 of Calpine Corporation.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 22, 2004